PO Box 4333 Houston, TX 77210-4333 11 Greenway Plaza, Suite 1000 Houston, TX 77046-1173

713 626 1919
www.invesco.com/us

October 9, 2014

Board of Trustees

AIM Growth Series (Invesco Growth Series) (the “Trust”)

11 Greenway Plaza, Suite 1000

Houston, Texas 77046-1173

Re:	Initial Capital Investment in New Portfolios of the Trust

Ladies and Gentlemen:

We are purchasing shares of the Invesco Alternative Strategies Fund and Invesco Multi-Asset Inflation Fund (the “Funds”), new series portfolios of the Trust, for the purpose of providing initial investment for the Funds. The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.

We hereby agree to purchase shares equal to the following dollar amount for the Funds:

FUND AND CLASS	AMOUNT	PURCHASE DATE
Initial investment for the purpose of commencing operations

Invesco Alternative Strategies Fund –	$250,000	October 10, 2014
Class A	$105,000	October 10, 2014
Class C	$10,000	October 10, 2014
Class R	$10,000	October 10, 2014
Class Y	$105,000	October 10, 2014
Class R5	$10,000	October 10, 2014
Class R6	$10,000	October 10, 2014

Invesco Multi-Asset Inflation Fund –	$250,000	October 10, 2014
Class A	$105,000	October 10, 2014
Class C	$10,000	October 10, 2014
Class R	$10,000	October 10, 2014
Class Y	$105,000	October 10, 2014
Class R5	$10,000	October 10, 2014
Class R6	$10,000	October 10, 2014

We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Trust.

We further agree to provide the Trust with at least three business day’s advance written notice of any intended redemption of amounts invested for the purpose of commencing operations and agree that we will work with the Trust with respect to the amount of such redemption so as not to place a burden on the Trust and to facilitate normal portfolio management of the Funds.

Sincerely yours,

INVESCO ADVISERS, INC.

/s/ Stephen R. Rimes
Stephen R. Rimes
Assistant Secretary

cc: Mark Gregson